Exhibit 99.2

High Speed Data Converter Business,

a component of NXP Semiconductors N.V.

Combined Financial Statements

for the years ended December 31, 2010 and 2011

and

6 month periods ended July 3, 2011 (unaudited) and

July 1, 2012 (unaudited)

Table of Contents

Page

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Direct Expenses for the 6 month periods ended July 3, 2011 (unaudited) and July 1, 2012 (unaudited)	2

Statement of Revenues and Direct Expenses for the years ended December 31, 2010 and December 31, 2011	2

Statement of Assets Acquired and Liabilities Assumed as of December 31, 2010 and December 31, 2011 and July 1, 2012 (unaudited)	3

Notes to the Combined Financial Statements	4

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

of NXP Semiconductors N.V.

We have audited the accompanying statements of assets acquired and liabilities assumed of the High Speed Data Converter Business (“the Business”), a component of NXP Semiconductors N.V. (“the Company”) as of December 31, 2011, and 2010, and the related statements of revenues and direct expenses for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the combined financial statements, and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues, expenses, and cash flows.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Business as of December 31, 2011, and 2010, and its revenues and direct expenses for the years then ended on the basis of accounting described in Note 1 and in conformity with U.S. generally accepted accounting principles.

/s/KPMG Accountants N.V.

Amstelveen, the Netherlands

August 8, 2012

Statement of Revenues and Direct Expenses for the years ended December 31, 2010 and December 31, 2011

in thousands of USD unless stated otherwise

Note		2010	2011
4	Revenue	3,798	2,378
	Cost of revenue	(2,093)	(2,398)

	Gross Profit (loss)	1,705	(20)
4	Selling expenses	(1,669)	(2,741)
4	General and administrative expenses	(4,956)	(4,671)
4	Research and development expenses	(16,997)	(17,962)

	Direct expenses in excess of revenue	(21,917)	(25,394)

The accompanying notes are an integral part of these combined financial statements.

Statement of Revenues and Direct Expenses for the 6 month periods ended July 3, 2011 (unaudited) and July 1, 2012 (unaudited)

in thousands of USD unless stated otherwise

Note		July 3, 2011 (unaudited)	July 1, 2012 (unaudited)
4	Revenue	1,512	651
	Cost of revenue	(1,085)	(721)

	Gross Profit (loss)	427	(70)
4	Selling expenses	(1,507)	(966)
4	General and administrative expenses	(2,421)	(1,176)
4	Research and development expenses	(9,902)	(9,118)

	Direct expenses in excess of revenue	(13,403)	(11,330)

The accompanying notes are an integral part of these combined financial statements.

Statement of Assets Acquired and Liabilities Assumed as of December 31, 2010 and December 31, 2011 and July 1, 2012 (unaudited)

in thousands of USD unless stated otherwise

Note		December 31, 2010	December 31, 2011	July 1, 2012 (unaudited)
	Current assets
5	Inventories	402	1,055	725
	Other current assets	11	18	14

	Total current assets	413	1,073	739
	Non-current assets
6	Intangible assets
	- At cost	196	204	198
	- Less accumulated amortization	(74)	(95)	(100)

	Intangible assets (net)	122	109	98
7	Property, plant and equipment:
	- At cost	2,860	3,174	3,026
	- Less accumulated depreciation	(1,570)	(1,824)	(1,853)

	Property, plant and equipment (net)	1,290	1,350	1,173

	Total non-current assets	1,412	1,459	1,271

	Total assets acquired	1,825	2,532	2,010

	Current liabilities
8	Accrued liabilities	(6)	0	0
8	Employee related accruals	(1,851)	(1,191)	(1,463)
9	Pension liability	0	(15)	(15)

	Total current liabilities	(1,857)	(1,206)	(1,478)
	Non-current liabilities
9	Pension liability	(107)	(134)	(144)
10	Jubilee provision	(195)	(202)	(198)

	Total non-current liabilities	(302)	(336)	(342)

	Total liabilities assumed	(2,159)	(1,542)	(1,820)

The accompanying notes are an integral part of these combined financial statements.

Notes to the Combined Financial Statements

All amounts are in thousands of USD unless stated otherwise.

1	Description of Transactions and Basis of Presentation

Description of Transactions

On February 22, 2012, Integrated Device Technology, Inc. (“IDT”) and NXP B.V., (“NXP”) entered into a Business Purchase Agreement (“BPA”), providing the sale of the High Speed Data Converter Business (the “Business”), mainly located in France. The transaction was closed July 19, 2012. These financial statements represent the High Speed Converters Product Group (HSC Product Group) (the “Company”) and have been prepared for a special purpose. The HSC Product Group operated as a part of NXP and consists of high-speed Analog to Digital Converters (“ADC’s”) and Digital to Analog Converters (“DAC’s”).

NXP Provides High Performance Mixed Signal and Standard Product solutions that leverage its leading RF, Analog, Power Management, Interface, Security and Digital Processing expertise. These innovations are used in a wide range of automotive, identification, wireless infrastructure, lighting, industrial, mobile, consumer and computing applications. NXP is a global semiconductor company with operations in more than 25 countries and posted revenue of USD 4.2 billion in 2011 (USD 4.4 billion in 2010).

The accompanying combined financial statements of assets acquired and liabilities assumed and the statements of revenue and direct expenses of the business were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues, expenses and cash flows.

Basis of Presentation

The combined financial statements contain a statement of assets acquired and liabilities assumed and a statement of revenues and direct expenses containing third party revenues pertaining to the HSC Product Group and direct expenses hereto, since it is impracticable to prepare full financial statements as required by Regulation S-X. The Business is a component of NXP Semiconductors N.V. The operations are financed by NXP and recharged by the business to NXP at the legal entity level. The funding of this business is not being transferred, and the recharge is not presented in the statement of revenues and direct expenses as it is not reflective for the business being acquired.

The combined financial statements represent the HSC Product Group of NXP and have been derived from the consolidated financial statements and accounting records of NXP. For the periods presented, certain assets, liabilities, revenue and expenses in the combined financial statements include allocations from NXP. To the extent that an asset, liability, revenue or expense is identifiable and directly related to the HSC Product Group, it is reflected in the HSC Product Groups financial statements. Certain expenses reflect NXP corporate allocations attributable to the business, including freight and distribution costs, employee benefits, manufacturing costs, marketing and selling costs, research and development costs, and human resource expenses. For other asset, liability, revenue or expense items which are not identifiable and not directly related to the business line are not allocated to the HSC Product Group financial position. Allocations used relate to the following statement of revenues and direct expenses and statement of assets acquired and liabilities assumed positions.

Statement of revenues and direct expenses

•	Selling expenses, allocated based on revenue;
•	General and administrative expenses, allocated based on payroll expenses.

Statement of assets acquired and liabilities assumed

•	Property, plant and equipment;

•	Intangible fixed assets;

•	Inventory allowance;

•	Pension liabilities;

•	Jubilee provision;

•	Accrued expenses related to personnel expenses, allocated based on payroll expenses and other accrued expenses, allocated based on revenue.

In the ordinary course of business NXP uses allocation keys to allocate corporate cost and cost of sales to each Product Line of which the HSC Product Group is a subgroup.

Management believes that the assumptions underlying the allocations in these financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the HSC Product Group’s results of operations and financial position in the future or what its results of operations, financial position would have been if the HSC Product Group had been a stand-alone HSC Product Group during the periods presented, or will be in the future due to changes in the business model and the omission of among others certain non-operating expenses, interest and income taxes.

All cash flow requirements of the HSC Product Group were funded by NXP and cash management functions were not performed at the HSC Product Group level. Therefore it will be impracticable to prepare a statement of cash flows, including cash flows from operating and financing as the HSC Product Group did not maintain a separate cash balance. It is management’s best estimate that the operating cash flow for the years are equal to the statement of operations minus the non cash items, such as amortization and depreciation. The investing cash flows are according to management’s best estimate properly represented by the change in these line items at cost in the statement of assets acquired and liabilities assumed.

The statement of the HSC Products Group’s financial position only include the specific assets and liabilities that were sold in accordance with terms of the agreement. The statement of revenues and direct expenses related to the HSC Product Group’s assets acquired and liabilities assumed include primarily the revenues and expenses, attributable to HSC Product Group’s assets and liabilities.

The statements of revenues and direct expenses do not include interest income and expense, other non-operating income and expenses, income taxes or any other indirect expenses not noted in note 2 and note 4.

Interim Basis of Presentation

The interim statements of assets acquired and liabilities assumed and the statements of revenues and direct expenses are unaudited. Management believes that the assumptions underlying the allocations in this interim financial information are reasonable. However, the interim financial information included herein may not necessarily reflect the HSC Product Group’s results of operations and financial position in the future or what its results of operations, or financial position would have been if the HSC Product Group had been a stand-alone product group during the periods presented, or will be in the future due to changes in the business model and the omission of among others certain non-operating expenses, interest and income taxes. It is the opinion of the Company’s management that all adjustments necessary for a fair statement of the interim results presented have been reflected therein. Net revenues and net earnings for any interim period are not necessarily indicative of results that may be expected for the entire year.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and direct expenses during the reporting period. Actual results could differ from those estimates.

2	Summary of significant Accounting policies

Accounting policies

The combined financial statements are prepared in accordance with accounting principles generally accepted in the United States (US GAAP). Historical cost is used as the measurement basis unless otherwise indicated.

Principles for financial statements

The combined financial statements include the assets and liabilities of the HSC Product Group’s business relating to the HSC Product Group. All intercompany balances and transactions within the HSC Product Group have been eliminated in the combined financial statements.

Foreign currencies

The Company uses the US dollar as its reporting currency. The functional currency of the Holding Company is the Euro. For combination purposes, the financial statements of the entities within the Company with a functional currency other than the US dollar are translated into US dollars. Assets and liabilities are translated using the exchange rates on the applicable balance sheet dates. Income and expense items in the statements of revenues and direct expenses are translated at monthly exchange rates in the periods involved.

Inventories

Inventories are stated at the lower of cost or market, less advance payments on work in progress. The cost of inventories comprise all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include direct labor and fixed and variable production overheads, taking into account the stage of completion. The cost of inventories is determined using the first-in, first-out (FIFO) method. An allowance is made for the estimated losses due to obsolescence. This allowance is determined for groups of products based on purchases in the recent past and/or expected future demand and market conditions. Abnormal amounts of idle facility expense and waste are not capitalized in inventory. The allocation of fixed production overheads to the inventory cost is based on the normal capacity of the production facilities.

Property, plant and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation and impairment losses, if any. Assets constructed by the Company include direct costs, overheads and interest charges incurred during the construction period. Government investment grants are deducted from the cost of the related asset. Depreciation is calculated using the straight-line method over the expected economic life of the asset. Costs related to repair and maintenance activities are expensed in the period in which they are incurred.

Intangible assets

Intangible assets with definitive lives arising from acquisitions are amortized using the straight-line method over their estimated useful lives. Remaining useful lives are evaluated every year to determine whether events and circumstances warrant a revision to the remaining period of amortization. The Company considers renewal and extension options in determining the useful life. However, based on experience the Company concluded that these assets have no extension or renewal possibilities. Patents, trademarks and other intangible assets acquired from third parties are capitalized at cost and amortized over their estimated remaining useful lives.

Impairment or disposal of intangible assets and tangible fixed assets

The Company accounts for intangible assets and tangible fixed assets in accordance with the provisions of ASC 360 “Property, Plant and Equipment”. Long-lived assets other than goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset with future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company determines the fair value based on discounted projected cash flows. The review for impairment is carried out at the level where discrete cash flows occur that are largely independent of other cash flows in the absence of other observable inputs such as quoted prices.

Benefit accounting

The Company accounts for the cost of pension plans and postretirement benefits other than pensions in accordance with ASC 715 “Compensation-Retirement Benefits”.

The Company’s employees participate in pension and other postretirement benefit plans mainly in France and in the Netherlands. The costs of pension and other postretirement benefits and related assets and liabilities with respect to the Company’s employees participating in defined-benefit plans have been recognized within the combined financial statements based upon actuarial valuations. Some of the Company’s defined-benefit pension plans are funded with plan assets that have been segregated and restricted in a trust, foundation or insurance company to provide for the pension benefits to which the Company has committed itself.

The net pension liability or asset recognized in the balance sheet in respect of defined benefit pension plans is the present value of the projected defined-benefit obligation less the fair value of plan assets at the balance sheet date.

The projected defined-benefit obligation is calculated annually by qualified actuaries using the projected unit credit method. For the Company’s major plans, the discount rate is derived from market yields on high quality corporate bonds. Plans in countries without a deep corporate bond market use a discount rate based on the local government bond rates.

Pension costs in respect of defined-benefit pension plans primarily represent the increase in the actuarial present value of the obligation for pension benefits based on employee service during the year and the interest on this obligation in respect of employee service in previous years, net of the expected return on plan assets and net of employee contributions.

Actuarial gains and losses arise mainly from changes in actuarial assumptions and differences between actuarial assumptions and what has actually occurred. They are recognized in the statement of operations, over the expected average remaining service periods of the employees only to the extent that their net cumulative amount exceeds 10% of the greater of the present value of the obligation or of the fair value of plan assets at the end of the previous year (the corridor). Events which invoke a curtailment or a settlement of a benefit plan will be recognized in our statement of operations.

Unrecognized prior-service costs related to pension plans and postretirement benefits other than pensions are amortized to the statements of operations over the average remaining service period of the active employees.

Contributions to defined-contribution and multi-employer pension plans are recognized as an expense in the statements of operations as incurred.

In accordance with the requirements of ASC 715, if the projected benefit obligation exceeds the fair value of plan assets, we recognize in the consolidated balance sheet a liability that equals the excess. If the fair value of plan assets exceeds the projected benefit obligation, we recognize in the balance sheet an asset that equals the excess.

The Company determines the fair value based on quoted prices for the plan assets or comparable prices for non-quoted assets. For a defined-benefit pension plan, the benefit obligation is the projected benefit obligation; for any other postretirement defined benefit plans it is the accumulated postretirement benefit obligation.

For all of the Company’s defined pension benefit plans, the measurement date is year-end.

Revenue recognition

The Company’s revenue is primarily derived from made-to-order sales to Original Equipment Manufacturers (“OEMs”) and similar customers. The Company’s revenue is also derived from sales to distributors.

The Company applies the guidance in SEC Staff Accounting Bulletin (SAB) Topic 13 ‘Revenue Recognition’ and recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or the service has been provided, the sales price is fixed or determinable, and collection is reasonably assured, based on the terms and conditions of the sales contract. For made-to-order sales, these criteria are met at the time the product is shipped and delivered to the customer and title and risk have passed to the customer. Examples of delivery conditions typically meeting these criteria are “Free on board point of delivery” and “Costs, insurance paid point of delivery”. Generally, the point of delivery is the customer’s warehouse. Acceptance of the product by the customer is generally not contractually required, since, for made-to-order customers, design approval occurs before manufacturing and subsequently delivery follows without further acceptance protocols. Payment terms used are those that are customary in the particular geographic market. When management has established that all aforementioned conditions for revenue recognition have been met and no further post-shipment obligations exist, revenue is recognized.

For sales to distributors, the same recognition principles apply and similar terms and conditions as for sales to other customers are applied. However, for some distributors contractual arrangements are in place, which allow these distributors to return products if certain conditions are met. These conditions generally relate to the time period during which return is allowed and reflect customary conditions in the particular geographic market. Other return conditions relate to circumstances arising at the end of a product life cycle, when certain distributors are permitted to return products purchased during a pre-defined period after the Company has announced a product’s pending discontinuance. Long notice periods associated with these announcements prevent significant amounts of product from being returned, however. Repurchase agreements with OEMs or distributors are not entered into by the Company.

For sales where return rights exist, the Company has determined, based on historical data, that only a very small percentage of the sales to this type of distributors is actually returned. In accordance with these historical data, a pro rata portion of the sales to these distributors is not recognized but deferred until the return period has lapsed or the other return conditions no longer apply.

Revenue is recorded net of sales taxes, customer discounts, rebates and other contingent discounts granted to distributors. Shipping and handling costs billed to customers are recognized as revenue. Expenses incurred for shipping and handling costs of internal movements of goods are recorded as cost of revenue. Shipping and handling costs related to revenue to third parties are reported as selling expenses.

Cost of Revenue

Our cost of revenue consists primarily of the cost of semiconductor wafers and other materials, and the cost of assembly and test. Cost of revenue also includes personnel costs and overhead related to our manufacturing and manufacturing engineering operations, related occupancy and equipment costs, manufacturing quality, order fulfillment and inventory adjustments, including write-downs for inventory obsolescence and other expenses.

Research and development

Costs of research and development are expensed in the period in which they are incurred. Subsidies are recognized where there is reasonable assurance that the grant will be received and all attached conditions will be complied with. When the subsidy relates to an expense item, it is recognized as reduction of costs over the period necessary to match the subsidy on a systematic basis to the costs that it is intended to compensate. When the subsidy relates to an asset, it is deducted from the acquisition price and decreases the depreciation of the asset in equal amounts over the expected useful life of the related asset. When the HSC Product Group receives non-monetary grants, the asset and the subsidies are recorded gross at nominal amounts and released to the income statement over the expected useful life and pattern of consumption of the benefit of the underlying asset by equal annual installments.

Advertising

Advertising costs are expensed when incurred.

Provisions and accrued liabilities

The Company recognizes provisions for liabilities and probable losses that have been incurred as of the consolidated balance sheet dates and for which the amount is uncertain but can be reasonably estimated. Provisions of a long-term nature are stated at present value when the amount and timing of related cash payments are fixed or reliably determinable unless discounting is prohibited under US GAAP. Short-term provisions are stated at undiscounted values.

3	Relationship with NXP and other related parties

Revenue

The HSC Product Group designs, purchases from and sells semiconductors to external parties.

Cost of Revenue

Cost of revenue comprises the direct cost of goods sold and any inventory write-downs to lower market value. Indirect costs and manufacturing results from over and under utilization of production capacity are allocated to cost of revenue.

Cost of services and corporate functions

The HSC Product Group participates in a variety of corporate-wide programs administered by NXP in areas such as cash management, insurance, employee benefits, information technology, and intellectual property.

Furthermore, the HSC Product Group utilizes various NXP shared services organizations for services such as:

•	Human Resource services such as payroll processing, benefits administration, recruitment and training;

•	Accounting services;

•	Information technology such as the cost of hardware, network and standard software applications;

•	Purchasing of non-product related items.

Cost of services and corporate functions for the periods of twelve months ended December 31

The costs of the services for the year 2011 amount to USD 6,355 (2010: USD 4,951) have been charged to the HSC Product Group based on Service Level Agreements and agreed upon contract prices.

Furthermore research and development expenses were charged by NXP amounting to USD 3,255 for year 2011 (2010: USD 3,401) based on Service level agreement and agreed upon contract prices.

Cost of services and corporate functions for the 6 month periods ended July 3, 2011 (unaudited) and July 1, 2012 (unaudited)

The costs of these services for the 6 month period ended July 1, 2012 amount to USD 2,111 (for the 6 month period ended July 3, 2011: USD 3,249) have been charged to the HSC Product Group based on Service Level Agreements and agreed upon contract prices. (unaudited)

Furthermore research and development expenses for the 6 month period ended July 1, 2012 were charged by NXP amounting to USD 2,282 (for the 6 month period ended July 3, 2011: USD 1,735) based on Service level agreement and agreed upon contract prices. (unaudited)

4	Revenues and Direct Expenses

Revenue composition for the 6 month periods ended July 3, 2011 (unaudited) and July 1, 2012 (unaudited)

	July 3, 2011 (unaudited)	July 1, 2012 (unaudited)
Goods sold to external customers	1,512	651

The external revenues can be split into the following countries (based on customer location):

	July 3, 2011 (unaudited)	July 1, 2012 (unaudited)
Asia	896	436
Europe	163	120
North America	453	95

	1,512	651

Revenue composition for the periods of twelve months ended December 31

	2010	2011
Goods sold to external customers	3,798	2,378

	3,798	2,378

The external revenues can be split into the following countries (based on customer location):

	2010	2011
Asia	2,376	1,480
Europe	636	319
North America	5	544
Other countries	781	35

	3,798	2,378

Salaries and wages for the 6 month periods ended July 3, 2011 (unaudited) and July 1, 2012 (unaudited)

	July 3, 2011 (unaudited)	July 1, 2012 (unaudited)
Salaries and wages	(3,377)	(3,173)
Pension and other postemployment costs	(187)	(189)
Other social security and similar	(1,182)	(1,120)

	(4,746)	(4,482)

The salary and wages relate to the following:

	July 3, 2011 (unaudited)	July 1, 2012 (unaudited)
Research and Development expenses	(3,983)	(3,950)
General and administrative expenses	(763)	(532)

	(4,746)	(4,482)

Salaries and wages for the 12 month periods ended December 31

	2010	2011
Salaries and wages	(6,358)	(6,366)
Pension and other postemployment costs	(302)	(374)
Other social security and similar	(2,319)	(2,405)

	(8,979)	(9,145)

The salary and wages relate to the following:

	2010	2011
Research and Development expenses	(7,622)	(7,739)
General and administrative expenses	(1,357)	(1,406)

	(8,979)	(9,145)

Depreciation and amortization for the 6 month periods ended July 3, 2011 (unaudited) and July 1, 2012 (unaudited)

Depreciation of property, plant and equipment, amortization of intangibles assets are as follows:

	July 3, 2011 (unaudited)	July 1, 2012 (unaudited)
Depreciation of property, plant and Equipment	(156)	(148)
Amortization of intangible assets	(9)	(8)

	(165)	(156)

Depreciation and amortization for the years ended December 31

Depreciation of property, plant and equipment, amortization of intangibles assets are as follows:

	2010	2011
Depreciation of property, plant and Equipment	(216)	(313)
Amortization of intangible assets	(17)	(17)

	(233)	(330)

Depreciation of property, plant and equipment and amortization of intangibles assets are primarily included in research and development expenses.

Selling expenses

Selling expenses incurred for the 6 month period ended July 1, 2012 totaled USD 966 (for the 6 month period ended July 3, 2011: USD 1,507) (unaudited).

Selling expenses incurred for the year ended December 31, 2011 totaled USD 2,741 (2010: USD 1,669).

The selling expenses mainly relate to the cost of the sales and marketing organization. This mainly consists of allocated costs in relation to account management, marketing, first and second line support and order processing.

General and administrative expenses

General and administrative expenses incurred for the 6 month period ended July 1, 2012 totaled USD 1,176 (for the 6 month period ended July 3, 2011: USD 2,421) (unaudited).

General and administrative expenses incurred for the 12 month period ended December 31, 2011 totaled USD 4,671 (for the 12 month period ended December 31, 2010: USD 4,956).

General and administrative expenses consists primarily of compensation for management, finance, human resources and other administrative personnel, allocated facilities costs and other corporate expenses.

Research and Development expenses

The research and development expenses contain related subsidies and tax credits.

Research and Development expenses for the 6 month period ended July 3, 2011 (unaudited) and July 1, 2012 (unaudited)

	July 3, 2011 (unaudited)	July 1, 2012 (unaudited)
R&D expenses gross	(10,680)	(9,935)
Related subsidies and tax credits	778	277

Net R&D expenses	(9,902)	(9,118)

Research and Development expenses for the year ended December 31

	2010	2011
R&D expenses gross	(18,541)	(19,222)
Related subsidies and tax credits	1,544	1,260

Net R&D expenses	(16,997)	(17,962)

The subsidies and tax credits relate to specific subsidy arrangements in France and in the Netherlands.

5	Inventories

Inventories are summarized as follows:

	December 31, 2010	December 31, 2011	July 1, 2012 (unaudited)
Work in process	289	865	578
Finished goods	113	190	147

	402	1,055	725

The amounts recorded above are net of an allowance for obsolescence as of July 1, 2012 of USD 1,166 (December 31, 2011: USD 894) and (December 31, 2010: USD 646).

6	Intangible assets

Included in the Deed of Transfers, an exhibit to the Business Purchase Agreement between NXP and IDT, the Company agreed to sell 10 patent families specifically pertaining to the Data Converter Business. These patents were initially recorded at fair value when acquired by the Business and subsequently amortized over their estimated useful lives. The Business currently incurs research and development costs relating to these patents in the development of future marketable products.

All intangible assets are subject to amortization and have no assumed residual value.

Intangible assets for the period ended July 1, 2012 (unaudited)

The estimated amortization expense for these intangible assets as of July 1, 2012, for the succeeding years is:

Remainder of 2012	9
2013	17
2014	17
2015	17
>2015	35

The expected weighted average remaining life of intangible assets is 6 years as of July 1, 2012.

7	Property, plant and equipment

Property, plant and equipment for the periods ended December 31 2010 and 2011 and July 1, 2012 (unaudited)

	December 31, 2010	December 31, 2011	July 1, 2012 (unaudited)
Property Plant and Equipment at Cost
Machinery and Installations	1,431	1,421	1,329
Other equipment	1,429	1,753	1,697

Total Costs	2,860	3,174	3,026
Accumulated Depreciation	(1,570)	(1,824)	(1,853)

Net Property Plant and Equipment at Cost	1,290	1,350	1,173

The expected economic lives as of July 1, 2012 are as follows:

•	Machinery and installations from 5 to 8 years

•	Other equipment from 5 to 7 years.

8	Accrued liabilities and Employee related accruals

Accrued liabilities and employee related accruals are summarized as follows:

Accrued liabilities and Employee related accruals for the periods ended December 31, 2010 and 2011 and July 1, 2012 (unaudited)

	December 31, 2010	December 31, 2011	July 1, 2012 (unaudited)
Personnel-related costs:
- Salaries and wages	(50)	(50)	—
- Accrued vacation entitlements	(961)	(936)	(1,070)
- Other personnel-related costs	(846)	(205)	(393)

	(1,857)	(1,191)	(1,463)

9	Pensions

Our employees participate in employee pension plans in accordance with the legal requirements, customs and the local situation in the respective countries. These are defined-benefit pension plans, defined-contribution plans and multi-employer plans.

Notes regarding the 6 month period ended July 3, 2011 (unaudited) and July 1, 2012 (unaudited)

PME multi-employer plan and defined contribution plans:

The HSC Product Group participates in NXP sponsored defined-contribution and similar types of plans for a significant number of salaried employees. The amount included in the statement of revenues and direct expenses for the unaudited 6 month period ended July 1, 2012 was USD 177 (July 3, 2011: 173) of which USD 42 (July 3, 2011: 39) represents defined-contribution plans and USD 135 (July 3, 2011: 134) represents the PME multi-employer plans.

The Company currently expects to make cash contributions of USD 351 thousand in 2012, USD 81 thousand of employer contributions to defined-contribution plans, USD 270 thousand of employer contributions to multi-employer plans.

Defined-benefit plans:

Based on the December 31, 2011 actuarial valuation the Company currently expects to record a net periodic pension expense of USD 28 thousand in 2012. The Company has also continued to apply the assumptions used in the December 2011 actuarial valuation in the interim financial statements as no significant event has occurred that would require more recent measurements or assumptions to be utilized.

Notes regarding pensions for the periods ended December 31, 2011 and 2010

The costs of pension benefits and related liabilities for the employees that will be transferred to IDT, were determined based on actuarial calculations.

The Company’s employees in The Netherlands participate in a multi-employer plan, implemented for the employees of the Metal and Electrical Engineering Industry (“Bedrijfstakpensioenfonds Metalelektro or “PME”) in accordance with the mandatory affiliation to PME effective for the industry in which the HSC Product Group operates. As this affiliation is a legal requirement for the Metal and Electrical Engineering Industry it has no expiration date. This PME multi-employer plan (a career average plan) covers approximately 1,230 companies and 680,000 participants. The plan monitors its risk on an aggregate basis, not by company or participant and can therefore not be accounted for as a defined benefit plan. The pension fund rules state that the only obligation for affiliated companies will be to pay the annual plan contributions. There is no obligation for affiliated companies for additional funding to recover from plan deficits. Affiliated companies will also have no entitlements to any possible surpluses in the pension fund.

Every participating company contributes the same fixed percentage of its total pension base, being pensionable salary minus an individual offset. The Company’s pension cost for any period is the amount of contributions due for that period.

The coverage ratio of the PME plan was 90% as of December 31, 2011. Regulations require PME to have a coverage ratio (ratio of the plan’s assets to its obligations) of 104.3 % for the total plan as of December 31, 2012, which should be achieved via a Recovery Plan. As the coverage ratio as of December 31, 2011 is below the path indicated in the Recovery Plan, PME has announced their intention to reduce pension rights by approximately 6% as of April 1, 2013 should the coverage ratio as of December 31, 2012 remain below the required level. The contribution rate will increase from 25.0% (2011) to 26.5% (2012) to meet the funding requirements for the accrual of new pension rights.

PME multi-employer plan:

	2010	2011
HSC Product group contributions to the plan (Including employee contributions)	228	282
Number of HSC Product group active employees participating in the plan	13	13
HSC Product group contribution to plan exceeded more than 5 percent of total contribution (as of December 31 of the plan’s year end)	No	No

The HSC Product Group also participates in NXP sponsored defined-contribution and similar types of plans for a significant number of salaried employees. The amount included in the statement of operations for the year 2011 was USD 346 (2010: USD 288) of which USD 77 (2010: USD 72) represents defined-contribution plans and USD 269 (2010: USD 217) represents the PME multi-employer plans.

Defined-benefit plans

The benefits provided by defined-benefit plans are based on employees’ years of service and compensation levels. Contributions are made by the Company, as necessary, to provide assets sufficient to meet the benefits payable to defined-benefit pension plan participants.

These contributions are determined based upon various factors, including funded status, legal and tax considerations as well as local customs. The Company funds certain defined-benefit pension plans as claims are incurred.

The total cost of defined-benefit plans amounted to USD 28 in 2011 (2010: USD 14).

The measurement date for all defined benefit pension plans is December 31.

The table below provides a summary of the changes in the pension benefit obligations and defined-benefit pension plan assets for 2011 and 2010, associated with the Company’s dedicated plans, and a reconciliation of the funded status of these plans to the amounts recognized in the consolidated balance sheets.

	2010	2011
Projected benefit obligation
Projected benefit obligation at beginning of year	342	471
Additions	—	—
Service cost	23	32
Interest cost	17	21
Actuarial gains and (losses)	103	(49)
Curtailments and settlements	—	—
Plan amendments	—	39
Benefits paid	—	—
Exchange rate differences	(14)	(18)

Projected benefit obligation at end of year	471	496
Plan assets
Fair value of plan assets at beginning of year	338	364
Actual return on plan assets	40	11
Employer contributions	—	—
Curtailments and settlements	—	—
Benefits paid	—	—
Exchange rate differences	(14)	(13)

Fair value of plan assets at end of year	364	362
Funded status	(107)	(134)
Classification of the funded status is as follows
- Prepaid pension cost within other non-current assets	—	15
- Accrued pension cost within other non-current liabilities	(107)	(149)
- Provisions for pensions within provisions	—	—

Total	(107)	(134)
Accumulated benefit obligation
Accumulated benefit obligation for all Company- dedicated benefit pension plans	286	325

Amounts recognized in accumulated other comprehensive income (before tax)
Total AOCI at beginning of year	(200)	(103)
- Net actuarial loss (gain)	88	(35)
- Prior service cost (credit)	—	39
- Exchange rate differences	9	4

Total AOCI at end of year	(103)	(95)
Changes in accumulated other comprehensive income (before tax) consist of
Total net actuarial loss (gain) at beginning of year	(200)	(103)
- Net actuarial loss (gain) arising during the year	99	(28)
- Net actuarial (loss) gain recognized in income during the year	(11)	(7)
- Exchange rate difference	9	4

Total net actuarial loss (gain) at end of year	(103)	(134)
Total prior service cost (credit) at beginning of year	—	—
- Prior service cost (credit) arising during the year	—	39

Total prior service cost (credit) at end of year	—	39

The weighted average assumptions used to calculate the projected benefit obligations as of December 31 were as follows:

	2010	2011
Discount rate	4.25%	4.90%
Rate of compensation increase	2.71%	2.47%

Expected returns per asset class are based on the assumption that asset valuations tend to return to their respective long-term equilibria. The Expected Return on Assets for any funded plan equals the average of the expected returns per asset class weighted by their portfolio weights in accordance with the fund’s strategic asset allocation.

The weighted-average assumptions used to calculate the net periodic pension cost for the period of year ended December 31, 2011.

	2010	2011
Discount rate	5.50%	4.25%
Expected returns on plan assets	4.61%	4.64%
Rate of compensation in crease	2.78%	2.71%

The components of net periodic pension costs for the year in the respective period were as follows:

	2010	2011
Service cost	23	32
Interest cost on the projected benefit	17	21
Expected return on plan assets	(15)	(18)
Net actuarial gain / (loss) recognized	(11)	(7)

Net periodic costs	14	28

Plan assets

It is our policy that the defined-benefit pension plans are funded through investments in “insurance contracts” managed by qualified insurance companies. We do not have control over the target allocation or visibility of the investment strategies of those investments. The insurance contracts are classified as “level 3” insurance contracts. The determination of the fair value of the insurance contracts was based on information provided by the insurer. The insurance companies are using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value. These inputs include unobservable input from qualified insurance companies that we were unable to corroborate with observable market data.

The plan assets have been allocated to the HSC Product Group on a pro-rata basis of individual PBO’s related to the aggregate PBO of the insurance contract.

Estimated future pension benefit payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid as of December 31, 2011:

2012	15
2013	—
2014	11
2015	9
2016	21
Years 2017-2021	145

10	Jubilee provision

In certain countries the HSC Group also provides post employment benefits other than pensions. These are in the nature of one time payouts in relation to the number of service years of the employee.

The amount of the obligation per employee has been determined by actuarial calculation indicating the degree of likelihood that the individual employee will actually complete the required number of service years to be entitled to his jubilee payment.

11	Other commitments and contingent liabilities

Litigation

The HSC Product Group is not involved in any material claims. Although the ultimate disposition of asserted claims and proceedings cannot be predicted with certainty, it is the opinion of the HSC Product Group’s management that the outcome of any such claims, either individually or on an aggregate basis, will not have a material adverse effect on the HSC Product Group’s financial position, but could be material to the results of operations of the HSC Product Groups’ for a particular period.

Guarantees

At the end of July 1, 2012 (unaudited), December 31, 2011 and December 31, 2010 there were no guarantees recognized by the HSC Product Group.

Other commitments

In the periods presented in these combined financial statements no commitments have been made by the HSC Product Group.